Exhibit 5.1

DLA Piper LLP (US)

550 South Hope Street, Suite 2300

Los Angeles, CA 90071

June 21, 2011

NuVasive, Inc.

7475 Lusk Boulevard

San Diego, California 92121

Re: NuVasive, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for NuVasive, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (as amended and supplemented from time to time, the “Registration Statement”) filed on June 21, 2011 with the Securities and Exchange Commission (“the Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i) an indeterminate amount of the Company’s Convertible Senior Notes due 2017 (the “Notes”); and

(ii) an indeterminate amount of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), issuable upon the conversion or exercise of the Notes (collectively, the “Securities”).

The Notes are to be issued under an indenture between the Company and U.S. Bank National Association as trustee (the “Trustee”) substantially in the form filed as Exhibit 4.2 to the Registration Statement (the “Indenture”). Certain terms of the Notes will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken in connection with the issuance of the Notes. The Notes are to be issued in an underwritten public offering pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by the Company and certain underwriters (the “Underwriters”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have reviewed and relied upon the Registration Statement and related prospectus, the Company’s charter documents, as amended and restated to date, records of the Company’s corporate proceedings in connection with the offering, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed the authenticity of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents, and instruments submitted to us as copies.

We express no opinion concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and the federal law of the United States of America.

Based on such review, we are of the opinion that:

1)	When the Indenture to be entered into in connection with the issuance of the Notes has been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of the Notes have been duly authorized and established; and such Notes have been duly authorized, executed, authenticated, issued and delivered to and paid for by the Underwriters in accordance with the Indenture and the Underwriting Agreement, such Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

2)	When the necessary corporate action on the part of the Company has been taken to authorize the issuance of the Common Stock and when such Common Stock is issued and delivered upon conversion of the Notes, in accordance with the terms of the Notes and the Indenture as approved by the Board of Directors, such shares of Offered Securities will be validly issued, fully-paid and non-assessable.

We have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) relating to the specific Securities will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any shares of Common Stock for issuance upon exercise, conversion or exchange of any Notes, and (ii) the execution, delivery and performance of the Securities and any related documentation referred to in paragraphs 1 and 2 above) shall have been duly completed and shall remain in full force and effect;

(v) upon issuance of any Common Stock, including upon exercise, conversion or exchange of the Notes, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its restated certificate of incorporation and other relevant documents;

(vi) in the case of the Notes, at the Relevant Time, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Commission and the Base Indenture shall have been duly qualified under the TIA;

(vii) neither the certificate of incorporation of the Company nor any applicable law will, after the date hereof, be amended in any manner that would adversely affect the opinions rendered herein; and

(viii) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of the Notes or the Offered Securities, (i) the Board of Directors shall have duly established the terms of such Notes and duly authorized the issuance and sale of the Notes and the Securities and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of the Notes. We have also assumed that none of the terms of the Notes to be established subsequent to the date hereof, nor the issuance and delivery of the Notes, nor the compliance by the Company with the terms of the Notes will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We consent to the filing of this opinion as Exhibit 5.1 to the 462(e) Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus that is part of the 462(e) Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion is given to you solely for use in connection with the issuance and/or sale of the Securities and is not to be relied on for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, or the Registration Statement.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)